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                                                                  EXHIBIT 77Q1E

ITEM 77Q1(E) - NEW OR AMENDED REGISTRANT INVESTMENT ADVISORY CONTRACTS:

A restated Schedule A, effective August 1, 2012, to the Investment Management Services Agreement dated May 1, 2010, by and between Columbia Management Investment Advisers, LLC (formerly known as RiverSource Investments, LLC) and Columbia Funds Series Trust I, on behalf the Funds, is incorporated by reference to Post-Effective Amendment No. 158 to the Registration Statement of Columbia Funds Series Trust I on Form N-1A filed on July 27, 2012, ACCESSION NO. 0001193125-12-319247.